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April 9, 1998          [Letterhead of Cooley Godward LLP]            EXHIBIT 8.2


                                                 WEBB B. MORROW III
                                                 415 693-2170
                                                 morrowb@cooley.com

BioStar, Inc.
6655 Lookout Road
Boulder, Colorado 80301

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger and Reorganization dated as of December 22, 1997 (the "Reorganization Agreement") by and among Cortech, Inc., a Delaware corporation ("Parent"), Cortech Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and BioStar, Inc., a Delaware corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in, the following documents (including all exhibits and schedules attached thereto):

         (a)     the Reorganization Agreement;

         (b) those certain tax representation letters delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters");

         (c) Continuity of Interest Certificates delivered by certain stockholders of the Company in favor of Parent, Merger Sub and the Company (the "Continuity of Interest Certificates"); and

         (d) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

                                       1.
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         Cooley Godward LLP


         BioStar, Inc.
         April 9, 1998
         Page 2


         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

                 1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

                 2. All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto), the Tax Representation Letters and the Continuity of Interest Certificates are true and accurate at all relevant times;

                 3. All covenants contained in the Reorganization Agreement (including exhibits thereto), the Tax Representation Letters and the Continuity of Interest Certificates are performed without waiver or breach of any material provision thereof;

                 4. There is no plan or intention on the part of the stockholders of the Company to engage in a sale, exchange, transfer, distribution, pledge, or other disposition or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition of shares of Parent Common Stock to be received in the Merger that would reduce the Company's stockholders' ownership of Parent Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all of the Company capital stock outstanding immediately prior to the Effective Time. (For purposes of the preceding sentence, shares of Company capital stock pursuant to which stockholders of the Company exercise appraisal rights in the Merger, which are exchanged for consideration in the Merger other than shares of Parent Common Stock, including being exchanged for cash in lieu of fractional shares of Parent Common Stock or are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger, shall be considered shares of Company capital stock held by stockholders of the Company immediately prior to the Merger which are exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan); and

                 5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.



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         Cooley Godward LLP


         BioStar, Inc.
         April 9, 1998
         Page 3

         Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code.

         In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Federal Income Tax Consequences" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger and the material federal tax consequences to Parent, Merger Sub, the Company and the Company's stockholders as a result of the Merger.

         We consent to the reference to our firm under the caption "Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the filing of this opinion as an exhibit to the Proxy Statement and to the Registration Statement.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Furthermore, this opinion only relates to the holders of Company capital stock who hold such stock as a capital asset. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction). Further, no opinion is expressed as to the federal income tax treatment with respect to holders of warrants for Company capital stock.

         No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and
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         Cooley Godward LLP


         BioStar, Inc.
         April 9, 1998
         Page 4

         assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         This opinion is being delivered in connection with the Registration Statement. It is intended for the benefit of Parent, Merger Sub, the Company and its stockholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

         Sincerely,

         COOLEY GODWARD LLP

         /s/ Webb B. Morrow III

         Webb B. Morrow III

         WBM/dp